SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 10, 2004

(Date of earliest event reported)

FEDERAL-MOGUL CORPORATION

(Exact name of registrant as specified in its charter)

Michigan

(State or other jurisdiction of incorporation)

1-1511	38-0533580
(Commission File Number)	(IRS Employer Identification Number)

26555 Northwestern Highway, Southfield, Michigan	48034
(Address of principal executive offices)	(Zip Code)

(248) 354-7700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Company announces the resignations of William G. Quigley III, Vice President, Controller and Chief Accounting Officer, effective as of December 30, 2004 and David M. Sherbin, Senior Vice President, General Counsel and Secretary, effective as of December 31, 2004. Mr. Quigley and Mr. Sherbin have resigned to assume positions with other companies.

The Company has appointed Alan Haughie, 40, to the position of Vice President and Controller, effective January 1, 2005. Mr. Haughie served as Director, Corporate Finance at Federal-Mogul Corporation since 2000 and previously worked as Controller in the Company’s aftermarket business located in Manchester, UK from 1999 to 2000. The Company has also appointed Michael Widgren, 36, to the position of Chief Accounting Officer, effective January 1, 2005. Since 2003, Mr. Widgren has served as Director, Corporate Accounting and External Reporting. Prior thereto, Mr. Widgren served as Director, Internal Audit from 2000 to 2002 and Americas Audit Manager, Internal Audit Department from 1999 to 2000.

Messrs. Haughie and Widgren will receive base compensation of $200,000 and $175,000, respectively, and will each participate in the Company’s annual incentive cash compensation program and receive other health and welfare benefits consistent with their new positions.

SECTION 8 – OTHER EVENTS.

Item 8.01 Other Events

The estimation of asbestos personal injury claims against the Company’s UK Debtors, which was scheduled to commence on December 9, 2004 has been rescheduled and is expected to begin in the US. Bankruptcy Court on January 6, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 10, 2004

FEDERAL-MOGUL CORPORATION

By:	/S/ DAVID M. SHERBIN
Name:	David M. Sherbin
Title:	Senior Vice President,
General Counsel and
Secretary

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